EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline’s Plan of Compliance Accepted by NYSE MKT

Coeur d’Alene, Idaho – March 25, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that on March 21, 2014 the NYSE MKT LLC (the “Exchange”) notified the Company that it accepted the Company’s plan of compliance (the “Plan”) and granted the Company an extension until June 30, 2014 to regain compliance with the Exchange’s continued listing standards.

Based upon a review of the Plan and information submitted by the Company, the Exchange determined that the Company made a reasonable demonstration of its ability to make substantial progress toward regaining compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide (the “Company Guide”) by the end of the revised plan period, which the Exchange has now determined to be June 30, 2014.

As previously announced, the Company had received notice from the Exchange that the Company is not in compliance with one of the Exchange’s continued listing standards, specifically Section 1003(a)(iv) of the Company Guide, in that it has sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become impaired such that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  In order to maintain its listing on the Exchange, the Exchange requested that the Company submit a Plan addressing how the Company intended to regain compliance with Section 1003(a)(iv) of the Company Guide.  The Company subsequently submitted its Plan and other requested information to the Exchange.

The Company’s listing is being continued pursuant to an extension and will be subject to periodic review by staff of the Exchange during the extension period.  Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Exchange by the end of the extension period could result in the Company being subject to the Exchange’s delisting procedures.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline’s leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s Plan of Compliance submitted to the Exchange, the management’s expectation that the Company will complete the Plan, potential future financing transactions, prospective income from the Butte Highlands Project and the uses of such income, if any, a possible production decision at the Company’s Lookout Mountain project, and the Company’s ability to raise enough to continue as a going concern. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the Company and Wolfpack Gold not being able to reach a definitive agreement on a mutually beneficial transaction, risks related to the Company not being able to obtain alternative financing, risks related to potential future transactions, risks related to the Company continuing as a going concern , and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

2 | TIMBERLINE RESOURCES